UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2020

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33366	20-5913059
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 Milam Street, Suite 1900
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	CQP	NYSE American
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wallace C. Henderson, Mark Murski and Scott Peak were appointed to the Board of Directors (the “Board”) of Cheniere Energy Partners GP, LLC, the general partner (the “General Partner”) of Cheniere Energy Partners, L.P. (the “Partnership”), effective as of September 24, 2020. Messrs. Henderson, Murski and Peak’s appointments to the Board were made pursuant to the rights of Blackstone CQP Holdco LP under the Third Amended and Restated Limited Liability Company Agreement of the General Partner (the “Amended LLC Agreement”) to appoint certain directors to the Board. Messrs. Henderson, Murski and Peak were also appointed to the Executive Committee of the Board and Mr. Peak was appointed to the CMI SPA Committee. In connection with the appointments of Messrs. Henderson, Murski and Peak and pursuant to the terms of the Amended LLC Agreement, Philip Meier, John-Paul Munfa and Jamie Welch resigned as members of the Board and the Executive Committee and Mr. Munfa resigned from the CMI SPA Committee, effective as of September 24, 2020.

In connection with their appointments, each of Messrs. Henderson, Murski and Peak entered into the General Partner’s standard form of Indemnification Agreement, as described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020.

None of Messrs. Henderson, Murski and Peak are party to any transactions that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

		By:	Cheniere Energy Partners GP, LLC,
its general partner

Date:	September 29, 2020	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	Senior Vice President and Chief
Financial Officer